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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ----------------
                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                                  OSCA, INC.
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            (Exact Name of Registrant as Specified in its Charter)


                Delaware                                 72-0868136
-----------------------------------------   ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

  156 Commission Boulevard, Lafayette,
               Louisiana                                    70508
-----------------------------------------   ------------------------------------
(Address of Principal Executive Offices                   (Zip Code)
          of the Registrant)

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If this form relates to the registration of a class of   If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange     securities pursuant to Section 12(g) of the Exchange Act
Act and is effective pursuant to General                 and is effective pursuant to General Instruction A.(d),
Instruction A.(c), please check the following box. [ ]   please check the following box. [X]
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Securities Act registration statement file number to which this form
 relates:           333-31956
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                (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class         Name of Each Exchange on which
          to be so Registered         Each Class is to be Registered
         ---------------------        ------------------------------

            Not Applicable                     Not Applicable
         ---------------------        ------------------------------

         ---------------------        ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                Class A Common Stock, par value $.01 per share
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                               (Title of Class)

                               Page 1 of 3 Pages
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Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Class A Common Stock, par value $.01 per share (the "Common Stock"), of OSCA, Inc. (the "Company") as included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the "Commission") on March 8, 2000 (Registration No. 333-31956), including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

Item 2.   Exhibits.


          Number                               Description
          ------                               -----------

            1. Form of Restated Certificate of Incorporation of Company, incorporated by reference to Exhibit 3.1 of the Registration Statement.

            2. Form of Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.2 of the Registration Statement.

            3. Form of certificate representing the shares of Class A Common Stock, incorporated by reference to Exhibit 4.1 of the Registration Statement.

            4. Form of Registration Rights Agreement, incorporated by reference to Exhibit 10.5 to the Registration Statement.


                               Page 2 of 3 Pages
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                                  SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 26, 2000            THERMA-WAVE, INC.
                              -----------------------------------------
                                    (Registrant)

                              By:   /s/ Steven J. Brading
                                    ------------------------------------
                              Name:      Steven J. Brading
                              Title:     Chief Financial Officer



                               Page 3 of 3 Pages